Exhibit 10.32

SEVERANCE AGREEMENT

This Severance Agreement (the “Agreement”) is made and entered into on the 11th day of October, 2011 by and between PARKWAY PROPERTIES, INC., a Maryland corporation with offices at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201-2195 (the “Company”) and WILLIAM R. FLATT, residing at 4205 Brussels Dr., Jackson, MS, 39211 (the “the Executive”).

RECITALS:

WHEREAS, the Executive is the Executive Vice President and Chief Operating Officer of the Company; and

WHEREAS, the Company and the Executive each agrees that it is in their respective best interest to provide for the Executive’s resignation from employment with the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Resignation as Officer.

The Executive hereby resigns from any and all officerships, directorships, committee memberships and all other elected or appointed positions, of any nature, that the Executive holds with the Company or any of its subsidiaries or affiliated companies, effective as of the close of business on October 15, 2011 (the “Separation Date”), and the Company hereby accepts that resignation.

2. Severance Benefits.

Subject to the terms and conditions of this Agreement, the Executive shall receive from the Company the following, which includes sums of money and benefits that the Executive is not otherwise entitled to receive.

(a) Regardless of whether the Executive signs and does not revoke this Agreement:

(i) The Company shall pay the Executive all wages the Executive has earned but not received for working through the Separation Date, less applicable deductions.  The Company shall pay any such amount in accordance with the Company’s standard payroll practices.

(ii) The Company shall pay the Executive all amounts due for accrued but unused vacation time through the Separation Date, less applicable deductions.  The Company shall pay any such amount on a regular payroll date as soon as practicable after the Separation Date.

(iii) The Company shall reimburse the Executive for all reasonable business expenses incurred by the Executive through the Separation Date, in accordance with the Company’s applicable policy.

(b) If the Executive signs and does not revoke this Agreement (including the Complete Release set forth in Section 3):

(i) The Company shall pay to the Executive, in a lump sum cash payment on the first regular pay date after the Separation Date, the sum of Six Hundred Eleven Thousand Thirteen Dollars ($611,013 ), less applicable deductions.

(ii) The Company shall deem 10,152 restricted shares previously issued to the Executive pursuant to the Company’s 2003 Equity Incentive Plan, as amended, and the Company’s 2010 Omnibus Equity Incentive Plan, as amended, to be fully vested as of the day before the Separation Date, and shall promptly deliver to the Executive such number of Common Shares, and the amount credited to the Executive’s dividend account with respect to those shares, less applicable deductions, following the Executive’s termination of employment, all as provided in the award agreements entered into by the Executive and the Company pursuant to the 2003 Equity Incentive Plan, as amended, and the Company’s 2010 Omnibus Equity Incentive Plan, as amended.

(iii) If the Executive dies while this Agreement is in effect but before receiving the payment described in paragraphs 2(b)(i) and (ii), the Company shall pay such amount within thirty (30) days following the date of death, less applicable deductions, to the Executive’s surviving spouse to whom the Executive was legally married on the date of his death.  If the Executive is not survived by his spouse then such benefits shall be paid or provided to the beneficiary designated in writing for this purpose by the Executive, or failing such a designation, to the Executive’s estate.

(c) The Executive agrees that he is not entitled to any other compensation (including, but not limited to, salary or bonuses) or benefits of any kind or description from the Company, or from or under any employee benefit plan or fringe benefit plan sponsored by the Company, other than as described above and as required by applicable law, and except for any benefits he is or may become entitled to under the Parkway Properties, Inc. 401(k) Profit Sharing Retirement Plan.

(d) The Executive represents that he has conferred with counsel and has been advised, and believes in good faith, that the six (6) month delay required for “specified employees” pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) does not apply to the Severance Benefits because such payments do not constitute “deferred compensation” within the meaning of Section 409A of the Code.  The Executive acknowledges and agrees that he shall be solely responsible for any additional taxes, penalty or interest that may be imposed by Section 409A of the Code on any such payments and or benefits if any such tax, penalty or interest is imposed by the Internal Revenue Service.

3. Executive’s Complete Release.

(a) The Executive, for himself and his heirs, successors and assigns, in consideration of the sums described in Section 2, does hereby forever discharge and release the Company, and its parent, subsidiary and affiliated companies, and its and their agents, officers, shareholders, directors, employees, successors and assigns, and each and all of the foregoing (referred to in this Agreement as “Releasees”) individually and collectively, from any and all claims, charges, demands, causes of action, damages, complaints, expenses and compensation which the Executive now has or may in the future have, or which any person or entity may have on his behalf, on account of or arising out of any matter or thing which has happened, developed or occurred prior to the Executive’s signing this Agreement, including, without limitation, all claims, charges, demands, causes of action, damages, complaints, expenses and compensation arising from the Executive’s employment with the Company, the Executive’s separation of employment with the Company, the Executive’s other relationships and dealings with the Company and other Releasees, and the Executive’s separation from such other relationships or dealings.  The Executive hereby waives any and all such claims, charges, causes of action, demands, damages, complaints, expenses and compensation of any type or description that he has or might have against the Company and/or any of the other Releasees.  This release, discharge and waiver includes, but is not limited to, any claims, charges, demands, causes of action, damages, complaints, expenses and compensation (collectively called “claims”) arising out of or under the following:

(i) The Federal Age Discrimination in Employment Act of 1967, as amended, which, among other things, prohibits discrimination in employment on account of a person’s age.

(ii) The Federal Title VII of the Civil Rights Act of 1964, as amended, which, among other things, prohibits discrimination in employment on account of a person’s race, color, religion, sex, or national origin.

(iii) 42 U.S.C. §1981, as amended, which, among other things, prohibits certain race discrimination.

(iv) The Federal Equal Pay Act of 1963, as amended, which, among other things, prohibits, under certain circumstances, discrimination in pay on the basis of sex.

(v) The Federal Employee Retirement Income Security Act of 1974, as amended, which, among other things, regulates pension and welfare plans and, which, among other things, prohibits interference with individual rights protected under the statute.

(vi) The Americans With Disabilities Act, as amended, which, among other things, prohibits discrimination relating to employment on account of a person’s handicap or disability.

(vii) The Executive Order 11246 (applicable to Federal Government contractors and subcontractors), which, among other things, requires affirmative action for and prohibits discrimination against individuals by reason of race and sex.

(viii) The Vietnam-Era Veterans’ Readjustment Assistance Act of 1974, as amended (applicable to Federal Government contractors and subcontractors), which, among other things, requires affirmative action for and prohibits discrimination against individuals by reason of their status as a veteran or a disabled veteran.

(ix) The Rehabilitation Act of 1973, as amended (applicable to Federal Government contractors and subcontractors), which, among other things, requires affirmative action for and prohibits discrimination against individuals by reason of handicap or disability.

(x) The Immigration and Nationality Act, as amended, which, among other things, prohibits discrimination against employees because of citizenship.

(xi) The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, which, among other things, prohibits discrimination on account of a person’s service in the uniformed services of the United States or any state.

(xii) The National Labor Relations Act, as amended, which, among other things, prohibits discrimination against an employee for engaging in concerted activities.

(xiii) The Worker Adjustment Retraining and Notification Act, which, among other things, requires notice to employees prior to plant closings and mass layoffs, as defined in the law.

(xiv) Section 806 of the Sarbanes-Oxley Act of 2002, as amended, which, among other things, prohibits, under certain circumstances, discrimination against an employee for participating or assisting in an investigation or proceeding regarding violations of Federal fraud laws or Securities and Exchange Commission rules and regulations.

(xv) The Family and Medical Leave Act of 1993, as amended, which, among other things, affords employees the right under certain circumstances to take a leave from work and prohibits discrimination against employees for taking such leave.

(xvi) The Genetic Information Nondiscrimination Act of 2008, which, among other things, prohibits discrimination in employment based on genetic information.

(xvii) Section 23-15-871 of the Mississippi Code, as amended, which, among other things, prohibits an employer from requiring an individual to vote for a certain candidate in any election campaign.

(xviii) Section 45-9-55 of the Mississippi Code, as amended, which, among other things, prohibits, under certain circumstances, an employer from prohibiting the transportation or storage of firearms on the employer’s property.

(xix) Sections 71-7-1 et seq. of the Mississippi code, as amended, which, among things, establish certain procedures regarding the use of drug and alcohol testing in employment.

(xx) Section 61-7-33 of the Mississippi Code, as amended, which, among other things, prohibits, under certain circumstances, an employer from requiring as a condition of employment that an individual abstain from smoking or using tobacco products during non-working hours.

(xxi) Any Federal, State or local law or rule, regulation, executive order or guideline, including, but not limited to, those laws specifically described above.

(xxii) All constitutional violations, defamation, wrongful discharge, attorney fees, costs, breach of contract, breach of implied contract, negligence of any kind, including, but not limited to, negligent performance of contractual obligations, breach of the covenant of good faith and fair dealing, tortious interference with business and/or contractual relationship (or prospective relationship), violation of the penal statutes, retaliatory discharge, whistle-blower’s claims, estoppel of any kind, loss of consortium, exemplary damages, negligent and/or intentional infliction of mental or emotional distress, discrimination, harassment and/or retaliation or wrongful action which has been or could have been alleged under the common law, any civil rights or equal opportunity employment law, or any other statute, regulation, ordinance or rule.

(xxiii) Any oral or written contract of employment with the Company, and/or other Releasees, express or implied, or any oral or written agreement, express or implied, purporting to establish terms and conditions of employment or addressing termination of employment.

(b) The Executive specifically understands and agrees that the separation of him from his employment does not violate or disregard any oral or written promise or agreement, of any nature whatsoever, express or implied.  If any contract or agreement of employment exists concerning the employment of the Executive by the Company and/or other Releasees, or the terms and conditions of such employment or the termination of such employment, whether oral or written, express or implied, that contract or agreement is hereby terminated and is null and void; provided that nothing herein shall terminate or invalidate that certain Indemnification Agreement which the parties entered into as of March 27, 2000, or the Executive’s rights under any directors and officers liability insurance policy maintained by the Company for the benefit of its former officers.

(c) This Complete Release includes, but is not limited to, a waiver, discharge and release by the Executive of the Company and other Releasees from any damages or relief of whatever nature or description, including, but not limited to, compensatory and punitive damages and equitable forms of relief, as well as any claim for attorneys fees or costs, which may arise from any of the claims waived, discharged or released.

(d) The Executive agrees that this Complete Release may be enforced in any court, federal, state or local, and before any administrative agency or body, federal, state or local.

(e) Except as otherwise provided in this Section, the Executive agrees not to commence or continue any action or proceeding in any court, federal, State or local, concerning the Executive’s employment with the Company or other Releasees or the Executive’s separation from such employment or any other matters included in the Complete Release or any claim waived and released such employment or any other matters included in the Complete Release.

(f) The Executive also agrees, except as otherwise provided in this Section, that if a claim or anything else included in the Complete Release should be prosecuted in his name before any court or administrative agency, he waives and agrees not to take any award of money or other damages and will immediately request in writing that the claim or matter on his behalf be withdrawn.  Nothing contained in this Agreement prohibits the Executive from seeking a determination by a court of competent jurisdiction that this Complete Release is, in whole or in part, invalid under applicable law.  To the extent of such determination, the Executive may assert claims or other matters included in the Complete Release, subject to final determination on appeal.

(g) The Executive agrees that if he violates any of the terms of this Agreement, in addition to any other remedy that the Company may have in law or in equity, the Executive, if the Company so elects, shall be liable to the Company for any and all sums of money paid to the Executive and for the costs incurred by the Company in compliance with Section 2(b) and, from that date forward, if it so elects, the Company shall have no further obligation under Section 2(b), except as may be required by law.  The Company’s enforcement of its rights under this Section will not affect the validity and enforceability of the release, discharge and waiver contained in this Agreement.

(h) The Executive agrees to keep the terms and the existence of this Agreement completely confidential and shall not disclose any information concerning the existence or terms of this Agreement or provide a copy of this Agreement to anyone, except the United States Internal Revenue Service, or the tax authorities, or the United States Equal Employment Opportunity Commission, or state equal employment authorities, or a court, or State or County Unemployment Authorities, or the Executive’s attorney, or his accountant, or his lawful spouse.

(i) The Executive further agrees that he has not sustained any disabling personal injury and/or occupational disease which has resulted in a loss of wage earning capacity during his employment with the Company or other Releasees or due to separation from that employment and that he has no personal injury and/or occupational disease which has been contributed to, or aggravated or accelerated in a significant manner by his employment with the Company or other Releasees and/or separation from that employment.

(j) This Agreement provides the Executive with sums of money and benefits which include sums and benefits that the Executive is not otherwise entitled to receive.

(k) The Executive agrees that his separation from employment with the Company and/or other Releasees shall be final, and he shall not apply for, nor is he eligible for, employment with the Company and/or other Releasees at any time in the future.  The Executive represents and warrants that he has no interest in future employment with the Company.

(l) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

EMPLOYEE HEREBY EXPRESSLY WARRANTS AND REPRESENTS THAT, BEFORE ENTERING INTO THIS AGREEMENT, HE HAS RECEIVED A REASONABLE PERIOD OF TIME WITHIN WHICH TO CONSIDER ALL OF THE PROVISIONS CONTAINED IN THIS AGREEMENT, THAT HE HAS FULLY READ, INFORMED HIMSELF OF AND UNDERSTANDS ALL THE TERMS, CONTENTS, CONDITIONS AND EFFECTS OF ALL PROVISIONS OF THIS AGREEMENT, AND THAT HE CONSIDERS ALL SUCH PROVISIONS TO BE SATISFACTORY.

EMPLOYEE FURTHER EXPRESSLY WARRANTS AND REPRESENTS THAT NO PROMISE OR REPRESENTATION OF ANY KIND HAS BEEN MADE, EXCEPT THOSE EXPRESSLY STATED IN THIS AGREEMENT.

EMPLOYEE FURTHER EXPRESSLY WARRANTS AND REPRESENTS THAT HE ENTERS INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

4. Non-Disparagement.

The parties agree that this Agreement reflects the amicable separation of parties who genuinely respect and value each other.  They agree that neither of them will ever represent it as anything else.  More specifically, even if some disagreement should arise regarding the performance of this Agreement, neither of them will disparage the other’s character, reputation, competence or business judgment.  The Company shall be responsible to assure the compliance of its directors, officers and representatives. Executive shall assure the compliance of all who speak or act as his representatives.

5. Breach of Agreement.

The Executive agrees that if he violates any of the terms of this Agreement, the Company may pursue whatever rights it has under this Agreement, whether in law or in equity, without affecting the validity and enforceability of the Complete Release set forth in Section 3 of this Agreement.

6. Company Property, Records, Files, and Equipment.

The Executive agrees he will return all records, files, lists, drawings and documents of or relating to the Company and all Company-owned equipment in his possession within ten (10) days after the date of his termination of employment.

7. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi applicable to contracts executed in and to be performed in that State without regard to its conflicts of laws provisions.

8. Waiver.

The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by a party hereto.

9. Assignment.

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Executive.

10. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11. Notices.

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and personally delivered or when sent by first-class, certified, or registered mail, postage prepaid, return receipt requested:

(a) in the case of the Executive, to his principal residence address, and

(b) in the case of the Company, to the address of its principal place of business as set forth above, to the attention of the Chief Financial Officer.

12. Entire Agreement.

This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof, and supersedes any obligations of the Company and the other Releasees, as such term is defined in the Complete Release, under any previous agreements or arrangements, except as otherwise provided in this Agreement or in the Complete Release. The provisions of this Agreement may not be amended, modified, repealed, waived, extended, or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension, or discharge is sought. This Agreement may be executed in one or more counterparts (including by facsimile signature), all of which shall be considered one and the same instrument, and shall be fully executed when one or more counterparts have been signed by and delivered to each party.

13. Headings.

The descriptive headings used herein are used for convenience of reference only and shall not constitute a part of this Agreement.

IN WITNESS WHEREOF, the Executive and the Company, by its duly authorized representative, have signed this Agreement as of the date set forth above.

THE EXECUTIVE:

/s/ William R. Flatt

THE COMPANY:

PARKWAY PROPERTIES, INC.

By: /s/ Warren L. Speed